Exhibit 10.21

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE, OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

Warrant to Purchase
100,000 Shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

OF

SENTRY TECHNOLOGY CORP.

           This certifies that, for value received, General Electric Capital Corporation, a New York corporation, or registered assigns ("Warrantholder"), is entitled to purchase from Sentry Technology Corp., a Delaware corporation (the "Company"), subject to the provisions of this Warrant, at any time before 5:00 p.m., New York time, on the Expiration Date (as defined in Section 1.1) (or, if such day is not a Business Day, at or before 5:00 p.m., New York time, on the next following Business Day), after which time this Warrant shall become void, 100,000 Warrant Shares at the Warrant Price. The Warrant Price and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as provided herein.

ARTICLE I

DEFINED TERMS

           Section 1.1. Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

               (a)      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

               (b)      "Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

                (c)      "Current Market Price" shall mean, with respect to any day, the last reported sales price of the Common Stock, regular way, or in case no sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock, regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or in case no sale is publicly reported, the average of the closing bid and closing asked prices, if available, of the Common Stock as quoted on the OTC Bulletin Board, or in either case as published or quoted on the security industry "pink sheets" if the Common Stock is not quoted on the OTC Bulletin Board on the relevant day.

                (d)      "Expiration Date" shall mean the later of December 31, 2001 or the scheduled expiration of the Loan and Security Agreement, between Knogo North America, Inc. (the "Borrower") and General Electric Capital Corporation ("GECC") dated December 31, 1997, as amended, as the same may be extended from time to time. If such day is not a Business Day, the next succeeding Business Day will be deemed the Expiration Date.

                (e)      "Fair Market Value" shall mean the fair market value per share of Common Stock as shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per share of Common Stock shall be the average of the Current Market Prices of the Common Stock for each of the ten (10) consecutive trading days preceding the date of any exercise by the Warrantholder of all or a portion of this Warrant.

                (f)      "Securities Act" shall mean the Securities Act of 1933, as amended.

                (g)      "Warrant Price" shall mean $0.18 per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof.

           (h)      "Warrant Shares" shall mean the shares of Common Stock purchasable upon exercise of the Warrants.

ARTICLE II

DURATION AND EXERCISE OF WARRANT

           Section 2.1.   Exercise of Warrant.

               (a)   The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant at the address of the Company set forth in Section 5.6 hereof or at such other address as the Company may designate by notice in writing to the Warrantholder with the Subscription Form annexed hereto duly executed, accompanied by payment of the Warrant Price for each Warrant Share purchased as provided in Section 2.1 (b). Upon receipt thereof, the Company shall cause to be issued certificates for the Warrant Shares so purchased in such denominations as are requested for delivery to the Warrantholder. Such certificates shall be delivered as promptly as practicable to the Warrantholder. Upon any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares purchasable hereunder. The Warrantholder shall be deemed to be the holder of record of shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required to permit the Warrant Shares to be issued without such registration. The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of the Warrant or in respect of the issue of any of the Warrant Shares.

                (b)   The Warrant Price may be paid: (i) in cash, by certified or bank cashier's check or by wire transfer to an account in the United States designated by the Company, (ii) by surrender to the Company of shares of its Common Stock with a fair value, on the date of exercise that is equal to the aggregate Warrant Price, in respect of the number of Warrants exercised, (iii) by surrender to the Company of Warrants (as provided below) or (iv) by a combination of (i), (ii) or (iii) hereof. The Warrantholder shall have the right to convert Warrants or any portion thereof (the "Conversion Right") into Warrant Shares as provided in this paragraph, but only if, at the time of such conversion, the Warrants shall otherwise be exercisable under the provisions of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of Warrants (the "Converted Warrants"), the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any cash or other consideration) that number of Warrant Shares equal to the quotient obtained by dividing (a) the difference between (i) the product of the Fair Market Value per share of Common Stock as of the date the Conversion Rights is exercised (the "Conversion Date") and the number of Warrant Shares into which the Converted Warrants could have been exercised hereunder and (ii) the aggregate Warrant Price that would have been payable upon such exercise of the Converted Warrants as of the Conversation Date, by (b) the Fair Market Value per share of Common Stock as of the Conversion Date.

           Section 2.2.   Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as may be from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights.

           Section 2.3. Fractional Shares. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.3, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Warrant Price (as adjusted to cover the balance of the share), issue the larger number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

           Section 2.4.   Payment for Warrant Shares. Payment of the aggregate Warrant Price for Warrant Shares to be purchased upon exercise of all or a portion of this Warrant shall be made in full by delivery to the Company, at its address set forth in Section 5.6 hereof or at such other address as the Company may designate by notice in writing to the Warrantholder, of a certified or bank cashier's check or by wire transfer to an account in the United States designated by the Company.

           Section 2.5.   Continuing Rights. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as a Holder under Section 5.7 and Article IV of this Warrant.

ARTICLE III

ADJUSTMENT OF WARRANT PRICE OR WARRANT SHARES

           Section 3.1.    Adjustment of Warrant Price.

                (a)       Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, for a consideration per share less than the Warrant Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then, and thereafter successively upon each issuance or sale, the Warrant Price in effect immediately prior to each such issuance or sale shall forthwith be reduced to a price determined by dividing (i) an amount equal to (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Price in effect immediately prior to such issuance or sale, plus (Y) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                          For the purposes of any computation to be made in accordance with the provisions of this paragraph (a), the following shall be applicable:

(i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of such shares;

(ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be other than cash (otherwise than as a dividend or other distribution on any shares of Common Stock of the Company or on conversion, exercise or exchange of other securities of the Company or upon acquisition of the assets or securities of another company or upon merger or consolidation with another entity), the amount of consideration therefor other than cash shall be the value of such consideration as of the date of the issuance or sale of the shares of Common Stock, irrespective of accounting treatment, but as determined by the Board of Directors of the Company in good faith. The reclassification of securities other than Common Stock into Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock;

(iii) In case of the issuance of shares of Common Stock upon conversion or exchange of any obligations or of any securities of the Company into or for shares of Common Stock, or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock (other than upon exercise of this Warrant), the amount of consideration received by the Company for such shares of Common Stock shall be deemed to be the sum of (A) the amount of the consideration received by the Company upon the original issuance of such obligations, shares, rights or options, as the case may be, plus (B) the consideration, if any, other than such obligations, shares, rights or options, received by the Company upon such conversion, exchange, or exercise except in adjustment of interest and dividends. The amount of the consideration received by the Company upon the original issuance of the obligations, shares, rights or options so converted, exchanged or exercised and the amount of the consideration, if any, other than such obligations, shares, rights or options, received by the Company upon such conversion, exchange or exercise shall be determined in the same manner provided in subparagraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of shares of Common Stock; if such obligations, shares, rights or options shall have been issued as a dividend upon any securities of the Company, the amount of the consideration received by the Company upon the original issuance thereof shall be deemed to be zero. In case of the issuance of Warrant Shares upon exercise of this Warrant, the Company shall be deemed to have received the Warrant Price then in effect as the consideration for each share of Common Stock so issued;

(iv) Shares of Common Stock issuable by way of dividend or other distribution on any securities of the Company shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of security holders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration. Shares of Common Stock issued otherwise than as a dividend, shall be deemed to have been issued and to be outstanding at the close of business on the date of issue;

(v) The number of shares of Common Stock at any time outstanding shall not include any shares then owned or held by or for the account of the Company;

(vi) No adjustment shall be made to the Warrant Price in effect in the case of (A) the reclassification of the Company's Class A Preferred Stock into shares of Common Stock or (B) the sale of Common Stock in one or more related transactions to a prospective investor, the identity of which has been disclosed to you; and

(vii) No adjustment shall be made to the Warrant Price in effect upon conversion or exchange of any obligations or of any securities of the Company that shall be convertible into or exercisable or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock for which an adjustment in the Warrant Price has previously been made in accordance with paragraph (b) of this Section 3.1.

                (b)      In case the Company shall at any time after the date hereof issue options or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, otherwise than as contemplated by Section 3.1(a)(vi) or pursuant to Section 3.3 hereof, for a consideration per share of underlying Common Stock less than the Warrant Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Warrant Price in effect immediately prior to the issuance of such options or rights or securities shall be reduced to a price determined by making a computation in accordance with the provisions of paragraph (a) of this Section 3.1, provided that:

(i) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the minimum purchase price per share of Common Stock provided for in such options or rights, plus the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Company for such options or rights;

(ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Company for such securities, plus the consideration, if any, to be received by the Company upon the exchange or conversion thereof; and

(iii) on the expiration of such options or rights, or an increase in the minimum exercise price thereof, or a decrease in the maximum number of shares of Common Stock deliverable upon exercise or conversion of such options, rights or convertible or exchangeable securities pursuant to the terms thereof (and not as a result of exercise or conversion), or the termination of such right to convert or exchange, the Warrant Price in effect shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock (A) actually deliverable upon the exercise of such options or rights or upon conversion or exchange of such securities, or (B) deliverable by reason of such increase in price or decrease in number of shares.

                (c)      In case the Company shall at any time after the date hereof subdivide or combine the outstanding shares of Common Stock, the Warrant Price in effect shall forthwith be proportionately decreased in the case of the subdivision or proportionately increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

           Section 3.2.    Adjustment of Warrant Shares. In the event of an adjustment of the Warrant Price, the number of shares of Common Stock (or reclassified or recapitalized stock) issuable upon exercise of this Warrant after such adjustment shall be equal to the number determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment by a fraction, of which the numerator is the Warrant Price in effect immediately prior to such adjustments, and the denominator is the Warrant Price in effect immediately after such adjustment.

           Section 3.3.     Dividends and Distributions. In the event that the Company shall at any time after the date hereof pay any dividend (other than in shares of Common Stock) on, or make any distribution of its assets upon or with respect to, the Common Stock, or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Warrantholder shall receive what the Warrantholder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

          Section 3.4.    Mergers, Consolidations, Reclassifications.

               (a)      In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the case of any consolidation of the Company into, or merger of the Company with another corporation in which it is not the surviving entity (or it is the surviving entity, but its shares of Common Stock become shares of another corporation), or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entirety, the Warrantholder shall thereafter have the right upon exercise of this Warrant to receive the kind and amount of shares of stock and other securities, cash and property receivable upon such reorganization, reclassification, consolidation, merger or disposition by a holder of the number of shares of Common Stock which the Warrantholder would have received had it exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or disposition, at a price equal to the aggregate Warrant Price then in effect for exercising this Warrant in full (the kind, amount and price of such stock and other securities to be subject to adjustment as herein provided). The foregoing provisions of this Section 3.4 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and dispositions.

                (b)      The Company shall not effect any such reorganization, consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such reorganization, consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Warrantholder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Warrantholder may be entitled to and all other obligations of the Company under this Warrant.

           Section 3.5.    Notice of Adjustment. Whenever the Warrant Price or the number of Warrant Shares shall be adjusted pursuant to the provisions hereof, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by the President of the Company and by its Chief Financial Officer, setting forth the adjusted number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price calculated to the nearest cent and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based.

           Section 3.6.     Notice of Certain Corporate Action. In case at any time:

(A)	the Company shall make any distributions to the holders of Common Stock; or

(B)	the Company shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

(C)	there shall be any reclassification of the capital stock of the Company; or

(D)	there shall be any capital reorganization by the Company; or

(E)	there shall be any (i) consolidation or merger involving the Company or (ii) sale, transfer or other disposition of all or substantially all of the Company’s property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and its shares of capital stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned subsidiary); or

(F)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company or any partial liquidation of the Company or distribution to holders of Common Stock;

                then, in each of such cases, the Company shall give written notice to the Warrantholder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

           Section 3.7.      Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number or kind of the Warrant Shares.

           Section 3.8.     No Adjustment in Certain Circumstances. The Warrant Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Warrant Price pursuant to Section 3.1(b)(iii). No adjustment of the Warrant Price pursuant to Section 3.1(b)(iii) shall have the effect of increasing the Warrant Price to an amount that exceeds the Warrant Price on the original adjustment date.

           Section 3.9.     No Impairment. If any event occurs as to which the provisions of this Warrant are strictly applicable and the application thereof would not fairly protect the rights of the Warrantholders in accordance with the essential intent and principles of such provisions, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as the Board of Directors, in good faith, determines to be reasonably necessary to protect such rights as aforesaid. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in Article III, then, unless such action will not have a materially adverse effect upon the rights of the Warrantholders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as the Board of Directors, in good faith, determines to be equitable in the circumstances.

ARTICLE IV

PIGGYBACK REGISTRATION RIGHTS

           Section 4.1.     Notices. The Company covenants and agrees with the Warrantholder that if, at any time within the period ending on the second anniversary of the Expiration Date, the Company proposes to file a Registration Statement with respect to any class of security (other than in connection with an offering to the Company's employees) under the Securities Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of other holders of the Company securities and the registration form to be used may be used for registration of the Warrant Shares, the Company will give prompt written notice to the Warrantholder at the addresses appearing on the records of the Company of its intention to file a Registration Statement and will offer to include in such registration statement to the maximum extent possible, subject to sub-paragraphs (i) and (ii) of this Section 4.1, such number of Warrant Shares with respect to which the Company has received a written request for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this Article IV are referred to herein as "Piggyback Registrations." This Section is not applicable to a Registration Statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

           Section 4.2.     Priority on Primary Registrations. If a Piggyback Registration includes an underwritten primary registration on behalf of the Company and the underwriter(s) for the offering being registered by the Company shall determine in good faith that in its/their opinion the number of Warrant Shares requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Warrant Shares requested to be included in such registration, apportioned pro rata among the Warrantholders and (C) third, securities of any other Company securityholders requesting registration.

           Section 4.3.     Priority on Secondary Registrations. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company, and the underwriter(s) for the offering being registered by the Company advise the Company in writing that in its/their opinion the number of Warrant Shares requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the Warrant Shares requested to be included therein by the Warrantholders requesting such registration apportioned pro rata, among the Warrantholders and (B) second, securities of any other Company securityholders requesting registration.

           Section 4.4.    Delay. Notwithstanding the foregoing, if any such underwriter(s) shall determine in good faith that the distribution of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Warrantholders shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Company, managing underwriter and Warrantholder shall otherwise agree. In the event of such delay, the Company shall file such supplements and post-effective amendments, and take any such other steps as may be necessary to permit the Warrantholder to make its proposed offering and sale for a period of 120 days immediately following the end of such period of delay.

           Section 4.5.     Withdrawal. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company.

           Section 4.6.     Availability of Rule 144. Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement to include Shares pursuant to this Article IV if an opinion of counsel, reasonably satisfactory to the Company and the Warrantholder, that the Warrant Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act, shall have been delivered to the Company.

           Section 4.7.     Action to be Taken by the Company. In connection with the registration of Warrant Shares in accordance with this Article IV, the Company agrees to:

                (a)       Bear the expenses of any registration or qualification under Section 4.1, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for the Warrantholder, or (B) any underwriters' discount or commission in respect of Warrant Shares; and

                (b)       Use its best efforts to register or qualify the Warrant Shares for offer or sale under state securities or Blue Sky laws of such jurisdictions as the Warrantholder shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Warrantholder to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction.

           Section 4.8     Indemnification and Contribution.

                (a)       In the event of any registration of any of the Warrant Shares under the Securities Act pursuant to this Section 4, the Company shall indemnify and hold harmless the holder of such Warrant Shares, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Warrant Shares and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

                (b)       Each holder of any Warrant Shares, by acceptance thereof, agrees to indemnify and hold harmless Company, its directors and officers and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to Company by such holder of such Warrant Shares specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

                (c)       If the indemnification provided for in this Section 4.8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.8 (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

           Section 5.1.     Successors and Assigns. The terms of this Warrant shall be binding upon, inure to the benefit of and be enforceable by and against any successors or assigns of the Company and of the Warrantholder; provided, however, that the Company may not assign its rights or obligations hereunder.

           Section 5.2.     Rights as Stockholder. Except as provided herein, the Warrantholder, as such, shall not be entitled to vote or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrantholder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action or receive notice of meetings.

           Section 5.3.     Acceptance by Warrantholder. Receipt of this Warrant by the Warrantholder shall constitute acceptance of an agreement to the foregoing terms and conditions.

           Section 5.4.     Governing Law. This Warrant and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law.

           Section 5.5.     Severability. In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 5.6.    Notices. Any notices or certificates by the Company to the Warrantholder and by the Warrantholder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Warrantholder, at its address in the registry of Warrantholders maintained by the Company, and if to the Company, at 350 Wireless Boulevard, Hauppauge, New York 11778, Attention: Peter J. Mundy. The Company may change its address by written notice to the Warrantholder.

           Section 5.7.     Information. (a) The Company will file with the Commission such information as the Commission may require under Section13 or 15(d) of the Exchange Act, as applicable, and shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Act (or any successor or similar exemptive rules hereafter in effect) and (b) the Company shall (1) furnish to any holder of Warrant Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules and (2) make available to holders of Warrant Shares such reports, documents and information as such holders reasonably request to enable such holders to make sales of Warrant Shares pursuant to such rules. If the Company ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Company shall make available to the holder of Warrant Shares in connection with any sale thereof, the information required by Rule 144(a)(d)(4) under the Act in order to permit resales of Warrant Shares pursuant to Rule 144A.

           IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 11th day of May, 2000.

SENTRY TECHNOLOGY CORPORATION By: Name: Title:

ATTEST:

Secretary

SUBSCRIPTION FORM

(To be Executed by the Registered Holder
upon Exercise of the Warrant)

TO: SENTRY TECHNOLOGY CORPORATION

           The undersigned hereby elects to exercise the right to purchase _________ shares of Common Stock represented by the attached Warrant, as provided therein, and (a) tenders herewith payment of the purchase price in full in the amount of $___________ and/or (b) surrenders shares of Common Stock having a Current Market Price of $ ______________ and/or (c) surrenders _______ Converted Warrants.

           Please issue a certificate or certificates for such Common Stock in the name of:

Name: (Please print name and address) Signature:

And if said number of shares shall not be all the shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.